                              [FRONT]Exhibit 99.1

                         IPC INFORMATION SYSTEMS, INC.

                                REVOCABLE PROXY

                         ANNUAL MEETING OF STOCKHOLDERS
                                _________, 1998
                                _________ __.m.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF IPC INFORMATION SYSTEMS, INC. FOR USE AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON __________, 1998 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     The undersigned stockholder of IPC Information Systems, Inc., hereby authorizes and appoints _______________, ______________, or either of them, proxy of the undersigned, with full power of substitution, to attend and act as proxy for the undersigned and to vote as designated below all shares of common stock of IPC Information Systems, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of IPC Information Systems, Inc. to be held on _______, 1998 at ________ __.m., Eastern Time, at _________________,
______________________, ______________________, New York, and at any adjournment or postponement thereof.  The undersigned hereby revokes all prior proxies.


     THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2, 3, 5 AND 6 AND FOR THE ELECTION OF NOMINEES LISTED IN PROPOSAL 4.


     PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                     [BACK]

                                                                                            Please mark your vote as
                                                                                            indicated in this example  [X]

           BOARD OF DIRECTORS OF IPC INFORMATION SYSTEMS, INC. RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.
1.  Approval of the Amended and Restated Agreement and Plan of Merger,     2.  Approval of the Amended and Restated Certificate of
    dated as of the ____ day of February, 1998, ("Merger Agreement") by        IPC Information Systems, Inc.
    and between IPC Information Systems, Inc. ("IPC") and Arizona
    Acquisition Corp. ("AAC") which provides for the merger of AAC with and into IPC with IPC continuing as the surviving corporation
    ("Surviving Corporation").

         FOR             AGAINST            ABSTAIN                               FOR             AGAINST            ABSTAIN
        [  ]              [   ]              [   ]                                [  ]             [  ]               [   ]

3.  The approval of the IPC Information Systems, Inc. 1998 Stock            4.  The Election as directors of both nominees listed
    Incentive Plan for certain employees, directors and consultants             (except as marked to the contrary)
    of the Surviving Corporation.                                               Richard P. Kleinknecht, Peter J. Kleinknecht

                                                                                INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY
                                                                                INDIVIDUAL NOMINEES, WRITE THAT NOMINEE'S NAME ON
                                                                                THE LINE PROVIDED BELOW.

         FOR             AGAINST            ABSTAIN                               FOR             VOTE WITHHELD
        [  ]              [   ]              [   ]                                [  ]                [  ]

                                                                                                ------------------------------------


5.  Ratification of the appointment of Coopers & Lybrand, L.L.P.            6.  The authorization of the Board of Directors of IPC,
    as independent accountants for the Company for the fiscal year              in its discretion, to vote upon such other
    ending September 30, 1998.                                                  business as may properly come before the Annual
                                                                                Meeting and any adjournment or postponement thereof,
                                                                                including, without limitation, a motion to adjourn
                                                                                the Annual Meeting to another time or place for the
                                                                                purpose of soliciting additional proxies in order to
                                                                                approve and adopt the Merger Agreement, or
                                                                                otherwise.

         FOR             AGAINST            ABSTAIN                               FOR             AGAINST            ABSTAIN
        [  ]              [   ]              [   ]                                [  ]             [  ]               [   ]


                                                                                The undersigned hereby acknowledges receipt, prior
                                                                            to the execution of this proxy, of a Notice of Annual
                                                                            Meeting of Stockholders of IPC Information Systems,
                                                                            Inc., a Proxy Statement/Prospectus dated ____________,
                                                                            1998 for the Annual Meeting and the Annual Report to
                                                                            Stockholders.



                                                                            X                    X                 Date:  , 1998
                                                                            ------------------   ---------------
                                                                            Please sign name exactly as it appears hereon. If shares
                                                                            are registered in more than one name, all should sign,
                                                                            but if one signs, it binds the others. When signing as
                                                                            attorney, executor, administrator, trustee or guardian,
                                                                            please give your full title as such. If a corporation,
                                                                            please sign in full corporate name by an authorized
                                                                            officer. If a partnership, please sign partnership name
                                                                            by an authorized person.